UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2021, Castle Biosciences, Inc., a Delaware corporation (the “Company”), Space Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Cernostics, Inc., a Delaware corporation (“Cernostics”), and Shareholder Representative Services LLC, in its capacity as the stockholders’ agent, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to acquire Cernostics.

Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Cernostics (the “Merger”) whereupon the separate corporate existence of Merger Sub will cease, with Cernostics continuing as the surviving corporation of and a wholly owned subsidiary of the Company. Upon the consummation of the Merger, Cernostics will be entirely owned by the Company.

Pursuant to the Merger, the Company will pay upfront consideration consisting of a combination of approximately $30 million in total consideration, which may consist entirely of cash or a combination of $20 million in cash and $10 million in shares of the Company’s common stock, at the Company’s sole discretion. A portion of the upfront cash consideration will be held in escrow for a specified period following the closing of the Merger to secure post-closing adjustments and indemnification claims, if any. If the Company chooses to pay the $10 million in Company common stock, the number of shares issued at the closing of the Merger will be based on a price per share equal to the volume-weighted-average price of the Company’s common stock for the 15 trading days prior to signing. The upfront cash portion of the consideration is subject to a customary post-closing purchase price adjustment mechanism for, among other things, cash, unpaid indebtedness, unpaid transaction expenses and working capital. Under the Merger Agreement, the Company has also agreed to pay up to an additional $50 million in cash or the Company’s common stock, at the Company’s sole discretion, based on the achievement of certain commercial milestones relating to the year ending December 31, 2022.

The closing of the Merger is subject to delivery of certain financial statements to the Company by Cernostics, the continued of employment of certain Cernostics personnel and satisfaction of other customary conditions. Among other termination provisions, the Company and Cernostics each have the right to terminate the Merger Agreement, subject to certain conditions and limitations, if the closing of the Merger has not occurred prior to November 30, 2021, which may be extended for up to 60 days if necessary for Cernostics to provide certain financial statements and/or if more than 5% of the aggregate number of shares of Cernostics capital stock have not waived their appraisal rights.

The Merger Agreement contains customary representations and warranties of each of the parties as well as customary covenants and additional agreements. The Merger Agreement includes indemnification provisions whereby the equityholders of Cernostics will indemnify the Company for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of Cernostics, claims for appraisal rights by holders of Cernostics capital stock, and pre-closing taxes of Cernostics, subject to certain caps and other limitations. To support such indemnification obligations, the Company will have recourse to certain escrowed cash and directly to the Cernostics stockholders.

The shares of common stock of the Company that may be issued as consideration for the Merger are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D thereunder. The Company has agreed to file a resale registration statement covering any shares of the Company’s common stock issued under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as Exhibit 2.1 to the Current Report on Form 8-K to be filed in connection with the consummation of the transactions contemplated by the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On October 19, 2021, the Company issued a press release (the “Press Release”) announcing the execution of the Merger Agreement and scheduling a live webcast presentation and conference call regarding the Merger (the “Conference Call”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act or the Exchange Act, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

A presentation to accompany the Conference Call (the “Investor Presentation”) is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Information contained in the Investor Presentation may also be used by the Company in future meetings regarding the Company.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated October 19, 2021.
99.2	Investor Presentation dated October 19, 2021.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer
Date: October 19, 2021